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                                                                    EXHIBIT 10.6

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                  STANDARD SUPPORT AND EXPENSES AGREEMENT TERMS

                                 WITH RESPECT TO

                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS


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     This document constitutes the Standard Support and Expenses Agreement
Terms, which will be incorporated by reference in, and form a part of, the Support Agreement (as defined below) by and between Allstate Life Insurance Company, an Illinois stock life insurance company ("ALLSTATE LIFE") and the Trust (as defined below).

     These Standard Support and Expenses Terms shall be of no force and effect unless and until incorporated by reference in and then only to the extent not modified by, the Support Agreement.

     The following terms and provisions shall govern the reimbursement arrangement and terms of indemnity with respect to the Trust, subject to contrary terms and provisions expressly adopted in the Support Agreement, which contrary terms shall be controlling.

                                    ARTICLE 1
                   DEFINITIONS; OTHER DEFINITIONAL PROVISIONS

     SECTION 1.1 DEFINITIONS. The following terms, as used in the Support Agreement, have the following meanings:

     "ADDITIONAL AMOUNTS" has the meaning set forth in the Indenture.

     "ADMINISTRATIVE SERVICES AGREEMENT" means that certain Administrative Services Agreement included in Part B of the Series Instrument, by and between the Trust and the Administrator, as the same may be amended, modified or supplemented from time to time.

     "ADMINISTRATOR" means AMACAR Pacific Corp. and its successors.

     "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENTS" has the meaning set forth in the Distribution Agreement.

     "BUSINESS DAY" means a day (other than a Saturday, Sunday or legal holiday) on which commercial banks in the City of New York, the Borough of Manhattan and Cook County, State of Illinois, are open for business.

     "CLOSING INSTRUMENT" means the closing instrument of the Trust, pursuant to which the Indenture is entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

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     "COORDINATION AGREEMENT" means that certain Coordination Agreement included in Part F of the Series Instrument, among Allstate Life, the Trust and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

     "DELAWARE TRUSTEE" means Wilmington Trust Company, not in its individual capacity but solely as trustee, and its successors.

     "DISTRIBUTION AGREEMENT" means that certain Distribution Agreement dated as of -, 2004, by and among Global Funding and the Agents named therein, as the same may be amended, restated, modified, supplemented or replaced from time to time.

     "EXCLUDED AMOUNTS" means (i) any obligation of Global Funding or the Trust to make any payment in accordance with the terms of the Funding Note or the Notes, (ii) any obligation or expense of Global Funding or the Trust to the extent that such obligation or expense has actually been paid utilizing funds from payments under the Funding Agreement(s) or the Funding Note, as applicable,
(iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty and liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that: (a) the Funding Note or the Notes are, or are deemed to be, (1) participations in the Funding Agreement(s) or (2) contracts of insurance, or (b) the offer, purchase, sale or transfer of the Funding Notes or the Notes, or the pledge and collateral assignment of, or the grant of a security interest in, the Funding Agreement(s), (1) constitute the conduct of the business of insurance or reinsurance in any jurisdiction or (2) require Global Funding, the Trust or any Holder to be licensed as an insurer, insurance agent or broker in any jurisdiction, (iv) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty and liability of any kind imposed on a Service Provider resulting from the bad faith, misconduct or negligence of such Service Provider, (v) any income taxes or overhead expenses of any Service Provider,
(vi) any withholding taxes imposed with respect to payments made under any Funding Agreement(s), the Funding Note or the Notes, or (viii) any Additional Amounts paid to any Holder.

     With respect to any Support Obligation owed to the Delaware Trustee and the Administrator, clause (iii) of the definition of "Excluded Amounts" shall not apply.

     "FUNDING AGREEMENT" means each funding agreement issued by Allstate Life, which is sold to, and deposited into, the Trust by Global Funding.

     "FUNDING NOTE" has the meaning set forth in Part F of the Series
Instrument.

     "GLOBAL FUNDING" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "HOLDER" means any holder of the Notes.

     "INDENTURE" means that certain Indenture included in Part A of the Closing Instrument, between the Trust and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

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     "INDENTURE TRUSTEE" means J.P. Morgan Trust Company, National Association and its successors.

     "NAME LICENSING AGREEMENT" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, modified or supplemented from time to time.

     "NOTE" has the meaning specified in the Indenture.

     "NOTICE OF OBLIGATION" means the instrument evidencing a Support Obligation of the Trust in, or substantially in, the form attached as Exhibit A.

     "PROGRAM" means the program for the issuance, from time to time, of secured medium term notes of the Allstate Life Global Funding Trusts.

     "SERIES INSTRUMENT" means the series instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "SERVICE PROVIDER" means each of the Delaware Trustee, the Indenture Trustee, the Administrator and any other agent or provider of services to the Trust (other than the Agents), in each case acting in such capacity with respect to the Notes.

     "SUPPORT AGREEMENT" means the Support and Expenses Agreement with respect to the Trust included in Part C of the Series Instrument, and which incorporates by reference these Standard Support and Expenses Agreement
Terms as the same may be amended, modified or supplemented from time to time, which Support Agreement incorporates by reference these Standard Support and Expenses Agreement Terms.

     "SUPPORT OBLIGATIONS" means any and all (i) reasonable costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel), relating to the offering, sale and issuance of the Notes by the Trust and (ii) costs, expenses and taxes of the Trust; in each case except the Excluded Amounts.

     "TERMS AGREEMENT" means that certain Terms Agreement related to the offering of the Notes, included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution Agreement.

     "TRUST" means the Allstate Life Global Funding Trust specified in the Series Instrument, together with its permitted successors and assigns.

     "TRUST AGREEMENT" means that certain Trust Agreement, included in Part A of the Series Instrument, pursuant to which the Trust is created.

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     SECTION 1.2    OTHER DEFINITIONAL PROVISIONS. For all purposes of the
Support Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation";

          (c) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Support Agreement or the intent of the parties to the Support Agreement; and

          (d) capitalized terms not otherwise defined in the Support Agreement will have the respective meanings set forth in the Indenture.

                                    ARTICLE 2
                                 REPRESENTATIONS

     SECTION 2.1 GENERAL. Each party to the Support Agreement represents and warrants to the other that as of the date of the Support Agreement:

          (a) it has the power to enter into the Support Agreement and to consummate the transactions contemplated by the Support Agreement;

          (b) it has duly authorized, executed and delivered the Support Agreement;

          (c) assuming the due authorization, execution and delivery of the Support Agreement by the other party, the Support Agreement constitutes a legal, valid and binding obligation of the representing party;

          (d) the Support Agreement is enforceable against the representing party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights, and subject as to enforceability to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

          (e) its execution and delivery of the Support Agreement, consummation by it of the transactions contemplated by the Support Agreement and the performance of its obligations under the Support Agreement do not and will not constitute or result in a default, breach or violation of the terms or provisions of its

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               organizational documents or any material indenture, contract, agreement, instrument, mortgage, judgment, injunction or order applicable to which it is a party or by which any of its properties may be bound; and

          (f) no filing with or authorization, order, consent, permit or approval of any federal or state governmental authority or agency or political subdivision thereof is required for the execution, delivery and performance of the Support Agreement that has not been already obtained or acquired.

                                    ARTICLE 3
                               SUPPORT OBLIGATIONS

     SECTION 3.1    PAYMENT OF SUPPORT OBLIGATIONS.

          (a) Allstate Life irrevocably and unconditionally agrees to (i) indemnify the Trust against, and pay, all Support Obligations and (ii) without duplication, indemnify each Service Provider against, and pay, all Support Obligations due and payable by the Trust to such Service Provider, in each case within two Business Days of receipt of the applicable Notice of Obligation, subject only to the terms and conditions of the Support Agreement.

          (b) Allstate Life agrees to pay any amount due under the Support Agreement in the currency in which the related Support Obligation originated.

          (c) Allstate Life and the Trust agree that all payments due under this Section 3.1 in respect of any Support Obligation shall be effected, and any responsibility of Allstate Life to pay such Support Obligation pursuant to the indemnity provided to the Trust in the Support Agreement shall be discharged, by the payment by Allstate Life, at the order of the Trust, to the account of the person to whom such Support Obligation is owed, as specified in the applicable Notice of Obligation.

     SECTION 3.2 AMENDED OR ADDITIONAL ARRANGEMENTS. The Trust will not, without the prior written approval of Allstate Life (a) enter into or amend, modify, restate, and/or supplement any compensation or indemnification arrangements with respect to the Program or (b) waive any of its rights under any compensation or indemnification provisions under the Program.

     SECTION 3.3 WAIVER OF NOTICE. Allstate Life waives notice of any fact or circumstance that could give rise to the payment of any Support Obligation under
Section 3.1 and, except as otherwise provided in the Support Agreement, Allstate Life also waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

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     SECTION 3.4    NO IMPAIRMENT. The obligations, covenants, agreements and
duties of Allstate Life under the Support Agreement will in no way be affected or impaired by reason of the happening from time to time of any of:

          (a) the extension of time for the payment of all or any portion of any Support Obligation or for the performance of any other obligation arising under, out of, or in connection with, any Support Obligation;

          (b) any failure, omission, delay or lack of diligence on the part of the Trust to enforce, assert or exercise any right, privilege, power or remedy conferred on the Trust with respect to any Support Obligation or any action on the part of the Trust granting indulgence or extension of any kind;

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

          (d) the existence of any claim, set-off or other rights that Allstate Life may have at any time against the Trust; PROVIDED, that nothing in the Support Agreement shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or

          (e) any other act or omission to act or delay of any kind by the Trust or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3.4(e), constitute a legal or equitable discharge of or defense to Allstate Life's obligations under the Support Agreement.

     SECTION 3.5 ENFORCEMENT. Notwithstanding any rights granted to Allstate Life under Section 3.7, Allstate Life waives any right or remedy to require that any action be brought against any Person prior to the assertion of a claim under the Support Agreement.

     SECTION 3.6 SUBROGATION. Upon, and subject to, the payment by Allstate Life of any Support Obligation:

          (a) Allstate Life shall be subrogated to all of the rights, interests and remedies, if any, of the Trust in respect of such Support Obligation; and

          (b) the Trust will (i) from time to time execute all such instruments and other agreements and take all such other actions as may be necessary or desirable, or that Allstate Life may request, to protect any interest of Allstate Life with respect to any Support Obligation

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               or to enable Allstate Life to exercise or enforce any right, interest or remedy it may have with respect to any such Support Obligation and (ii) release to Allstate Life any amount received relating to any Support Obligation, or any portion of any Support Obligation, immediately after any such amount relating to such Support Obligation, or any portion of any such Support Obligation, is received by the Trust.

     SECTION 3.7    ACTIONS; NOTIFICATION.

          (a) The Trust shall give prompt written notice to Allstate Life of any litigation, or any investigation or proceeding by any governmental agency or body or other Person, whether commenced or threatened, against the Trust that may give rise to any Support Obligation (each, a "Proceeding"), but the Trust's failure to so notify Allstate Life shall not relieve Allstate Life from any liability which it may have otherwise under the Support Agreement unless the failure to so notify had an adverse impact on Allstate Life.

          (b) Allstate Life may, in its sole discretion, elect to assume the defense of the Trust in any Proceeding that could give rise to any Support Obligation, and if it so elects, Allstate Life shall select counsel reasonably acceptable to the Trust to represent the Trust in such Proceeding and pay the fees and expenses of such counsel. In any Proceeding, the Trust shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall not constitute a Support Obligation unless (i) Allstate Life and the Trust shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both Allstate Life and the Trust, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall Allstate Life be liable for fees and expenses of more than one counsel (in addition to any local counsel) for the Trust in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 3.8 SETTLEMENT WITHOUT CONSENT. The Trust may not settle any Proceeding without the consent of Allstate Life.

     SECTION 3.9 THIRD PARTY BENEFICIARIES. Allstate Life understands and agrees that each Service Provider (including such parties in their respective individual capacity) shall be a third party beneficiary of the indemnity provided under the Support Agreement, subject to the limitations on such indemnity provided in the Support Agreement. No other Person shall have any legal or equitable right, remedy or claim

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under or in respect of the Support Agreement or any covenants, conditions or provisions contained in the Support Agreement.

                                    ARTICLE 4
                               GENERAL PROVISIONS

     SECTION 4.1 BINDING EFFECT. All obligations, covenants, agreements and duties contained in the Support Agreement shall bind the permitted successors and assigns, and receivers, trustees and representatives of each of Allstate Life and the Trust.

     SECTION 4.2    AMENDMENTS; ASSIGNMENTS.

          (a) The Support Agreement will not be amended, modified, restated, supplemented or replaced in any manner, except with the unanimous written consent of the Trust, Allstate Life, the Administrator, the Delaware Trustee and the Indenture Trustee.

          (b) Neither the Support Agreement nor any title, right or interest in the Support Agreement may be sold, transferred, assigned, hypothecated or alienated in any manner whatsoever, except with the express written consent of the Trust and Allstate Life.

     SECTION 4.3 TERM OF SUPPORT AGREEMENT. The Support Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to each Holder in accordance with the terms of the Notes, whether upon maturity, redemption or otherwise, and (b) the date on which the Trust Agreement and the Trust created by the Trust Agreement terminate. Unless and until the Support Agreement is terminated as specified in this Section 4.3, the Support Agreement will be continuing, irrevocable, unconditional and absolute.

     SECTION 4.4 NOTICES. All demands, notices, instructions or other communications required or permitted to be given under the Support Agreement shall be given in writing by delivering the same against receipt by facsimile transmission (confirmed by registered or certified mail, postage prepaid, return receipt requested), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of a confirmation, if sent by facsimile):

          If to the Trust, to:

          c/o AMACAR Pacific Corp.
          6525 Morrison Boulevard, Suite 318
          Charlotte, North Carolina 28211
          Attention: Douglas K. Johnson
          Facsimile: (704) 365-1632

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          If to Allstate Life, to:

          Allstate Life Insurance Company
          3100 Sanders Road, Suite M3A
          Northbrook, Illinois 60062
          Attention: Assistant Vice President, Institutional Markets
          Facsimile: (847) 326-6289

          or such other address previously furnished in writing to the other party.

     SECTION 4.5 GOVERNING LAW. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Support Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 4.6 CONSENT TO JURISDICTION. Each party to the Support Agreement submits for itself and in connection with its properties, generally and unconditionally, to the nonexclusive jurisdiction of the United States Federal court located in the City of New York, the Borough of Manhattan for purposes of any legal proceeding arising out of or relating to the Support Agreement or the transactions contemplated by the Support Agreement. Each party to the Support Agreement irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party to the Support Agreement consents to process being served in any suit, action or proceeding with respect to the Support Agreement, or any document delivered pursuant to the Support Agreement by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under the Support Agreement or to any other address of which it shall have given written notice to the other party. The foregoing shall not limit the ability of any party to the Support Agreement to bring suit in the courts of any other jurisdiction.

     SECTION 4.7 WAIVER OF JURY TRIAL. Each of the parties to the Support Agreement irrevocably and expressly waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to the Support Agreement or any claims or transactions in connection with the Support Agreement. Each of the parties to the Support Agreement acknowledges that such waiver is made with full understanding and knowledge of the nature of the rights and benefits waived.

     SECTION 4.8 COUNTERPARTS. The Support Agreement and any amendments, modifications, restatements, supplements or replacements of the Support Agreement, or waivers or consents to the Support Agreement, may be executed in any number of counterparts, and by parties to the Support Agreement in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together shall constitute one and the same instrument. The Support Agreement shall become effective upon the execution of a counterpart by each of the parties to the Support Agreement.

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     SECTION 4.9    SEVERABILITY. In the event any provision or obligation of
the Support Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby to the fullest extent permitted under applicable law.

     SECTION 4.10 ENTIRE AGREEMENT. The Support Agreement constitutes the entire agreement between the parties relating to its subject matter, and supersedes all previous agreements between the parties, whether written or oral.

     SECTION 4.11 NO WAIVER. No failure on the part of the parties to the Support Agreement to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under the Support Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

     SECTION 4.12 REMEDIES CUMULATIVE. No right, power or remedy of the parties under the Support Agreement shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or existing by law or in equity.

     SECTION 4.13 LIMITATION OF DELAWARE TRUSTEE LIABILITY. Notwithstanding any provision of the Support Agreement to the contrary, it is expressly understood and agreed by the parties that (a) the Support Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements in the Support Agreement made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Trust, (c) nothing contained in the Support Agreement shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied in the Support Agreement, all such liability, if any, being expressly waived by the parties to the Support Agreement and by any person claiming by, through or under the parties to the Support Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under the Support Agreement or any other related documents.

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                                                                       EXHIBIT A


                              NOTICE OF OBLIGATION


                                                 Date: -


BY [HAND OR OVERNIGHT] DELIVERY AND/OR FACSIMILE

Allstate Life Insurance Company
Office of the General Counsel
3100 Sanders Road
Northbrook, Illinois 60062
Telephone: -
Facsimile: -


Ladies and Gentlemen:

          Reference is hereby made to the Support and Expenses Agreement dated as of - (the "SUPPORT AGREEMENT") entered into between Allstate Life Insurance Company, an Illinois stock life insurance company ("ALLSTATE LIFE") and Allstate Life Global Funding Trust -, a statutory trust organized under the laws of the State of Delaware (the "TRUST"). Capitalized terms used in this notice (this "NOTICE OF OBLIGATION") and not otherwise defined have the respective meanings ascribed in the Support Agreement.

          The  Trust hereby represents to Allstate Life that:

            (a)  on -, the Trust incurred a Support Obligation in an amount of $
                 -;

            (b)  the Support Obligation resulted from -; and

            (c) all documents and instruments evidencing the Support Obligation are attached to this Notice of Obligation.

          The Trust hereby requests Allstate Life to pay the Support Obligation in accordance with the Support Agreement to the following account:

            [Name of Bank:
            Account No.:
            Reference No.:]

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          IN WITNESS WHEREOF, the Trust has executed and delivered this Notice of Obligation as of the date first written above.

                                     ALLSTATE LIFE GLOBAL FUNDING   -

                                     By: Wilmington Trust Company, not in its
                                     individual capacity, but solely as Delaware
                                     Trustee


                                     By:
                                          ----------------------------------
                                     Name:
                                     Title: